SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2009

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

On February 27, 2009, the Registrant issued a press release announcing that it had received written notice from its lenders that Pimlico Racing Association, Inc., Laurel Racing Association Limited Partnership, Laurel Racing Assoc., Inc. and The Maryland Jockey Club of Baltimore City, Inc. (collectively “MJC”), each a subsidiary of MEC, was in default under the PNC Bank, National Association (“PNC Bank”) loan agreement for failure to comply with certain financial covenants relating to the financial position and results of operation of MJC and related entities.  PNC Bank has informed the Registrant that it has chosen not to exercise its rights and remedies under such loan agreement at this time as a consequence of this event of default, but may choose to do so at any time in the future without any further written notice.  In addition, the Registrant had previously notified Wells Fargo Bank, National Association and a Canadian chartered bank with which it has a US$40 million credit facility that the Registrant or certain of its subsidiaries have not met certain financial covenants of the loan agreements with such lenders.  To date, such lenders have not exercised their default-related rights under their respective loan agreements.

The information contained under this item 7.01 (including Exhibit 99.1) shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1	Press Release dated February 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

March 3, 2009	by:	/S/WILLIAM G. FORD
William G. Ford,
Secretary